Exhibit No. 10(f)(xi)


                                WAIVER AGREEMENT


     Waiver Agreement dated as of February 25, 1994 (the "Waiver Agreement") between QMS, Inc. (the "Company") and Connecticut General Life Insurance Company (the "Holder").

     1. Reference is hereby made to the Note Agreement dated as of March 15, 1988 as amended by Amendment to Note Agreement dated August 22, 1989, Second Amendments to Note Agreement dated as of April 2, 1990 and January 30, 1991, Third Amendment to Note Agreement dated as of October 2, 1992 and the Consolidating Amendment to Note Agreement dated as of June 30, 1993 (as so amended, the "Note Agreement") between the Company and the Holder or the nominee of the Holder. All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Agreement.

     2. Subject to the provisions herein contained, the Holder has agreed to waive certain provisions of the Note Agreement with respect to the Company's first fiscal quarter ending December 31, 1993.

     3. The Holder hereby waives any Default or Event of Default which existed as of the end of the fiscal quarter ending December 31, 1993 resulting from the Company's non-compliance with Section 7.17 and Section 7.23 of the Note Agreement as of such date.

     4. If at any time during the 1994 fiscal year of the Company, the Company shall request of the Holder a waiver of any breach or default of the Company under the Note Agreement, the Holder shall receive a fee in the amount of $5,500 with respect to such waiver. The right of the Holder to receive such fee shall in no way obligate the Holder to grant any waiver and the Company acknowledges that the granting of any waiver by the Holder is in the sole and absolute discretion of the Holder.

     5. Except as specifically modified hereby, the Note Agreement shall remain in full force and effect in accordance with the terms hereof.

     6. The company hereby represents and warrants that this Waiver Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered on behalf of the Company, and constitutes the legal, valid and binding obligation of the Company.

     7. This Waiver Agreement shall not be effective as to any party hereto until each party hereto shall have executed at least one counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the day and year first above written.

QMS, Inc.


By:/s/Charles D. Daley
  Name: CHARLES D. DALEY
  Title:  EVP FINANCE & ADMINISTRATION



CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:  CIGNA Investments, Inc.



     By:/s/Edward Lewis
       Name:   EDWARD LEWIS
       Title:  MANAGING DIRECTOR